La Jolla Pharmaceutical Company Adds to Management Team

SAN DIEGO, CA. - (MARKETWIRE-January 14, 2013) - La Jolla Pharmaceutical Company (OTCQB: LJPC) ("La Jolla" and "Company"), a leader in the development of therapeutics that target galectin-3, announced today that it has recently made two additions to its management team. Stacey Ruiz, Ph.D. has been hired as Director of Research and Development, and Chester S. Zygmont, III as Director of Finance. Dr. Ruiz will be working on the development of La Jolla's pipeline drug candidates alongside James Rolke, Senior Director of Research and Development and patentee for the technology behind GCS-100. Mr. Zygmont will be leading the management of all financial responsibilities including accounting, regulatory reporting, investor relations, and treasury.

Dr. Ruiz comes to La Jolla after 5 years at Reata Pharmaceuticals, most recently working on bardoxolone methyl for the treatment of chronic kidney disease. Dr. Ruiz brings a breadth of experience in product development and translational research, having led pharmacology and toxicology pre-clinical programs for therapeutics targeting diseases such as chronic kidney disease, cancer, idiopathic pulmonary fibrosis, and multiple sclerosis. Dr. Ruiz has also contributed to both early and late-stage clinical development and has leveraged her scientific background to assist both medical affairs and commercial initiatives. Dr. Ruiz completed her post-doctoral fellowship in Medical Oncology at Harvard Medical School/Dana-Farber Cancer Institute. She received her Ph.D. in Cancer Biology from UT/MD Anderson Cancer Center and B.S. from the University of Notre Dame.

Mr. Zygmont brings 10 years of experience in finance with a wide range of industry applications to La Jolla. Mr. Zygmont joins La Jolla following his role at Z3 Capital, LLC where he served as managing director. Z3 Capital, LLC is a privately held investment firm focused on investment acquisition and venture funding of startup real estate, medical device and biotech companies. Mr. Zygmont also served as vice president at Symmetry Advisors, a private equity leverage buyout firm in New York City. While at Symmetry, he managed finance for the public sector fund, was a key team member on a $600 million buyout of a portfolio company, and subsequently led the restructuring of its manufacturing division. Mr. Zygmont earned his M.S. in Finance from Baruch College Zicklin School of Business and his B.A. from Eastern University.

"This is a very exciting time for the Company. This expansion of our management team underscores the growth occurring at La Jolla and we look forward to the strategic contributions these team members will make," said George F. Tidmarsh, M.D. Ph.D., President and Chief Executive Officer of La Jolla. "We are now positioned to effectively advance the development of our pipeline with the goal of commercializing products that can help those suffering and in need of better treatments."

More information about La Jolla's management team can be found on our website, www.ljpc.com.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company dedicated to the development of medical treatments that significantly improve outcomes in patients with life-threatening diseases. GCS-100, the Company's lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. For more information on the Company please visit http://www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100, the success and timing of future preclinical and clinical studies of this compound, and potential indications for which GCS-100 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.

President & Chief Executive Officer

La Jolla Pharmaceutical Company

Phone: (858) 207-4264

Email: GTidmarsh@ljpc.com